Exhibit 99.1
LIVE NATION ENTERTAINMENT FULL YEAR AND FOURTH QUARTER 2025 RESULTS
“In 2025, the bond between artists and their global fan bases reached new heights, fueling another year of double-digit growth. As artists continue to unlock untapped markets and headline the world’s most iconic stadiums, we’ve built momentum that carries us into a record-breaking 2026.
We’re not just building venues; we’re crafting world-class stages designed to elevate the artist’s vision and their connection to fans. By strategically expanding our global footprint and investing in premium, upgraded infrastructure, we provide the canvas for career-defining performances. This investment doesn’t just drive ticket sales—it revitalizes local economies and cements our venues as cultural anchors.
With a deep pipeline of large-scale shows and ticket demand continuing its ascent, we are positioned for another year of double-digit operating income and AOI growth in 2026. Our commitment to being the ultimate partner for artists ensures we are set to compound this double-digit growth for years to come.” –Michael Rapino, President and CEO
ARTIST MOMENTUM AND GLOBAL FAN PASSION FUELED RECORD-SETTING 2025 (vs FY24)
•Revenue of $25.2 billion, up 9%
•Operating income of $1.3 billion, up 52%
•Adjusted operating income (AOI) of $2.4 billion, up 10%
•Concerts delivered record results with AOI of $687 million, up 30% with best-ever margin of 3.3%
•Fan attendance increased 5% to 159 million, driven by growth in activity at stadiums and across international markets
•Invested nearly $15 billion in artists and shows, reinforcing Live Nation as the leading financial supporter of artists
•Ticketing fee-bearing gross transaction value (GTV) for concerts grew 9% to $26 billion
•Sponsorship AOI grew 11% to $845 million driven by strength across both online and onsite brand activity
ARTISTS REACH NEW HEIGHTS: EARLY DEMAND SETS THE STAGE FOR GROWTH IN 2026 (through early February vs same period last year)
•Year-end 2025 event-related deferred revenue of $4 billion, up 21%
•Over 80% of 2026 large venue shows booked (confirmed and offer-in), pacing up high-single digits globally and up double-digits in North America
◦U.S. owned or operated large amphitheater shows (confirmed and offer-in) pacing higher than 2025 and a record 2024
•Ticket sales for Live Nation concerts this year up double-digits to approximately 67 million fans, pointing to an acceleration in fan growth globally
◦Fan demand shattered records with Bruno Mars delivering largest single-day ticket sales in Live Nation history, Harry Styles hitting 11.5 million pre-sale registrations, and BTS selling out a 41-date stadium tour
◦Early indicators point to strong festival demand, with Electric Daisy Carnival sold out and ticket sales for Austin City Limits, Reading, and Leeds up double-digits
•Ticketmaster delivered a record January with concert ticket GTV up over 50% led by North America on-sales
•Venue Nation expected to host over 70 million fans in 2026, growing high-single to low-double digits
•Over 70% of 2026 sponsorship commitments booked, up double-digits

GLOBAL ARTIST REACH FUELED BEST-EVER FINANCIAL PERFORMANCE (vs FY24)
•Revenue of $20.9 billion, up 10%
•AOI of $687 million, up 30%
•Margins expanded to 3.3%, one-half percent higher than last year
•Hosted 159 million fans, up 5%, across 55 thousand shows globally:
◦International markets delivered record fan count, exceeding the U.S. for the first time and with double-digit fan growth across all major venue types
◦North American stadium fan count more than doubled
◦20% of fans attending our top 50 tours were for international acts, reflecting broad-based demand for all genres of music
•Delivered higher value to artists with average U.S. stadium grosses growing double-digits to help offset rising production costs
•Prioritized fan affordability with get-in prices across all U.S. venue types holding flat to 2024 levels and pacing below inflation, with 75% of all U.S. tickets available for under $100
EARLY FAN DEMAND SIGNALS A RECORD 2026 FOR ARTISTS WORLDWIDE
•Concerts expected to deliver double-digit AOI growth for the full year
EXPANDING THE ARTIST’S GLOBAL STAGE: VENUE NATION UNLOCKS NEW MARKETS FOR TALENT (vs FY24)
•Hosted 65 million fans at our operated venues, up 8%
•Amphitheaters delivered 6% growth in onsite spending, driven by a double-digit increase in non-alcoholic beverages and liquor sales
•Expanded portfolio of large venues (>3k in capacity) in 2025 by six million fans on a run-rate basis:
◦All newly opened U.S. amphitheaters delivered strong performance with food and beverage spending double-digits higher than the rest of our amphitheaters
◦Both Rogers Stadium and Estadio Vive Claro exceeded expectations for onsite spending
◦Successfully reopened TD Coliseum following an extensive renovation, driving double-digit growth in premium revenue per show compared to pre-renovation levels
•2025 preopening costs for all venues under development were approximately $25 million
•Venues opened in 2025 are on track to reach their projected run-rate annual AOI across concerts and sponsorship by 2028, delivering 20%+ IRRs
VENUE NATION CONTINUES TO PROVIDE THE WORLD’S PREMIER ARTISTS WITH NEW PATHWAYS TO FANS
•Venue Nation expected to host over 70 million fans in 2026, up high-single to low-double digits compared to last year
•Large venues opening through new builds and acquisitions planned for 2026 expected to add five to seven million fans on a run-rate basis, with over half in international markets:
◦Includes two U.S. amphitheaters and an additional stadium in Mexico
◦Expanding our global arena portfolio through several acquisitions across Latin America and Europe, including La Défense in Paris
•2026 preopening costs for all venues under development are expected to be approximately $50 million
•Venues opening in 2026 are projected to reach their run-rate annual AOI across concerts and sponsorship by 2029, delivering 20%+ IRRs

CONCERTS ACTIVITY LED TICKETMASTER GROWTH IN 2025 (vs FY24)
•Revenue of $3.1 billion, up 3%
•AOI of $1.1 billion, up 1%
•Margin of 37%, continuing in the high 30s
•Concerts outperformed all other categories:
◦Fee-bearing tickets increased 2% to 346 million, driven by concerts up 4% offsetting a 2% decline in sports and other third-party activity
◦Total fee-bearing GTV increased 6%, driven by a 9% increase in concerts offsetting a 1% decline in sports and other third-party activity
•Ticketmaster achieved strong client-win momentum, adding 27 million net new enterprise tickets, led by our international markets
BOTH NORTH AMERICA AND INTERNATIONAL MARKETS DRIVING GROWTH IN 2026 (through early February vs same period last year)
•Primary fee-bearing GTV expected to grow mid to high-single digits, with concerts contributing majority of this growth:
◦Year-end 2025 Ticketmaster deferred revenue of $226 million, up 7%
◦Signed four million net new enterprise tickets in the month of January, with two-thirds coming from international markets
•Ongoing initiatives to combat scalpers and bots expected to limit secondary activity, which we expect will impact ticketing AOI by mid-single digits for the full year
•Nearly all new features under development are leveraging artificial intelligence with a focus on value-added services for venues and improving the customer experience
GLOBAL REACH UNLOCKS NEW BRAND PARTNERSHIPS FOR ARTISTS AND FANS IN 2025 (vs FY24)
•Revenue of $1.3 billion, up 11%
•AOI of $845 million, up 11%
•Margin of 64%, consistent with last year
•Broad-based strength across both online and onsite advertising and across several major categories, as brand partners increasingly recognize the power of our global platform:
◦Sponsorship spending at our global venue portfolio grew mid-teens, with strong ongoing momentum
◦Travel and entertainment, beverages, and financial services categories grew double-digits, with multiple additions and expansions to our portfolio including Bang & Olufsen, Anheuser-Busch InBev, and Santander Bank
STRONG 2026 OUTLOOK: EARLY FAN COMMITMENT SIGNALS A LANDMARK YEAR FOR ARTISTS
•Sponsorship AOI growth expected to be heavily driven by our venue portfolio expansion and global festivals

STRONG FREE CASH FLOW PROFILE
•2025 generated operating cash flow of $1.4 billion and free cash flow—adjusted of $1.3 billion, up double-digits and with higher AOI to free cash flow—adjusted conversion than 2024
•2026 full-year AOI to free cash flow—adjusted conversion is expected to be higher than 2025
CAPITAL DEPLOYMENT TO SUPPORT VENUE OPPORTUNITIES
•2026 capital expenditures expected to be $1.1 to $1.2 billion
◦Approximately $800 to $850 million of total capex is for venue expansion and enhancement projects
◦Venue investment cash requirements expected to be reduced by approximately $250 million from funding by joint-venture partners, sponsorship agreements, and other sources
◦Additional capex allocated to our ticketing and sponsorship growth initiatives, as well as ongoing maintenance at our venues
ADDITIONAL INCOME STATEMENT DETAILS FOR FULL YEAR 2026 (vs FY25)
•Depreciation and amortization expense expected to grow by 10%
•Interest expense, net of interest income, is expected to be $280 million
•Tax expense expected to be 15-20% of AOI, with cash taxes estimated at approximately 80% of that amount due to various tax benefits and timing differences across our global markets
•Below the line items:
◦Accretion expense is expected to be $160-180 million
◦Noncontrolling interest expense is expected to increase by 20%
•2026 share count not expected to change materially from 2025

Compare Our Operating Results to Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

The company will webcast a teleconference today, February 19, 2026, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 4Q25 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Emily Wofford
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FOURTH QUARTER
(unaudited; $ in millions)

	Q4 2025 Reported	Q4 2024 Reported	Change	Q4 2025 Currency Impacts	Q4 2025 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$5,147.8	$4,577.3	12%	$(93.7)	$5,054.1	10%
Ticketing	846.2	841.1	1%	(13.0)	833.2	(1)%
Sponsorship & Advertising	329.9	281.2	17%	(11.0)	318.9	13%
Other and Eliminations	(10.4)	(18.0)	*	(0.1)	(10.5)	*
	$6,313.5	$5,681.6	11%	$(117.8)	$6,195.7	9%

Consolidated Operating Loss	$(142.7)	$(239.4)	40%	$(8.5)	$(151.2)	37%

Adjusted Operating Income (Loss)
Concerts	$(192.3)	$(213.2)	10%	$(4.8)	$(197.1)	8%
Ticketing	305.3	311.2	(2)%	(5.5)	299.8	(4)%
Sponsorship & Advertising	168.6	135.9	24%	(5.4)	163.2	20%
Other and Eliminations	(5.9)	(5.8)	*	0.1	(5.8)	*
Corporate	(81.7)	(70.8)	(15)%	0.0	(81.7)	(15)%
	$194.0	$157.3	23%	$(15.6)	$178.4	13%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2025 Reported	12 Months 2024 Reported	Change	12 Months 2025 Currency Impacts	12 Months 2025 Constant Currency	Change at Constant Currency
Revenue
Concerts	$20,860.7	$19,024.3	10%	$(200.5)	$20,660.2	9%
Ticketing	3,081.2	2,988.7	3%	1.9	3,083.1	3%
Sponsorship & Advertising	1,329.2	1,195.0	11%	(0.4)	1,328.8	11%
Other and Eliminations	(69.7)	(52.4)	*	0.0	(69.7)	*
	$25,201.4	$23,155.6	9%	$(199.0)	$25,002.4	8%

Consolidated Operating Income	$1,251.2	$824.5	52%	$(10.7)	$1,240.5	50%

Adjusted Operating Income (Loss)
Concerts	$687.1	$529.7	30%	$(20.7)	$666.4	26%
Ticketing	1,134.4	1,123.6	1%	6.5	1,140.9	2%
Sponsorship & Advertising	845.2	763.8	11%	(1.9)	843.3	10%
Other and Eliminations	(24.7)	(28.3)	*	0.1	(24.6)	*
Corporate	(275.6)	(242.9)	(13)%	0.0	(275.6)	(13)%
	$2,366.4	$2,145.9	10%	$(16.0)	$2,350.4	10%
* Percentages are not meaningful

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
(unaudited; $ in millions)

	Q4 2025	Q4 2024	12 Months 2025	12 Months 2024
Operating Income (Loss)	$(142.7)	$(239.4)	$1,251.2	$824.5
Acquisition expenses	117.8	33.3	259.6	128.6
Amortization of non-recoupable ticketing contract advances	26.4	26.5	88.4	88.7
Depreciation and amortization	164.8	142.6	638.9	549.9
Gain on sale of operating assets	(0.6)	(5.6)	(18.5)	(11.0)
Astroworld loss contingencies	—	175.0	(8.4)	454.9
Stock-based compensation expense	28.3	24.9	155.2	110.3
Adjusted Operating Income	$194.0	$157.3	$2,366.4	$2,145.9

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2025	Q4 2024
Net cash provided by (used in) operating activities	$(53.7)	$1,045.1
Changes in operating assets and liabilities (working capital)	148.2	(1,259.7)
Changes in accrued liabilities for Astroworld loss contingencies	—	175.0
Free cash flow from earnings	$94.5	$(39.6)
Less: Maintenance capital expenditures	(45.6)	(51.9)
Distributions to noncontrolling interests	(54.2)	(45.8)
Free cash flow — adjusted	$(5.3)	$(137.3)

Net cash used in investing activities	$(393.7)	$(211.5)

Net cash provided by financing activities	$729.3	$33.9

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	12 Months 2025	12 Months 2024
Net cash provided by operating activities	$1,395.3	$1,725.2
Changes in operating assets and liabilities (working capital)	287.7	(651.1)
Changes in accrued liabilities for Astroworld loss contingencies	(8.4)	454.9
Free cash flow from earnings	$1,674.6	$1,529.0
Less: Maintenance capital expenditures	(125.4)	(133.4)
Distributions to noncontrolling interests	(251.0)	(245.6)
Free cash flow — adjusted	$1,298.2	$1,150.0

Net cash used in investing activities	$(1,226.5)	$(854.3)

Net cash provided by (used in) financing activities	$406.5	$(658.6)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2025
Cash and cash equivalents	$7,094.2
Short-term investments	76.5
Client cash	(1,621.6)
Deferred revenue — event-related	(3,982.5)
Accrued artist fees	(225.4)
Collections on behalf of others	(143.1)
Prepaid expenses — event-related	797.7
Free cash	$1,995.8

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding record fan demand driving artist reach in 2026; momentum carrying the company into a record-breaking 2026; the depth of the company’s pipeline of large-scale shows and ticketing demand continuing its ascent, positioning the company for another year of double-digit operating income and adjusted operating income growth in 2026, and the company’s expectation that it will compound this double-digit growth for years to come; early indicators pointing to strong festival demand in 2026; expectations for Venue Nation fan growth in 2026; early fan demand signaling a record 2026 for artists worldwide; expectations that 2026 will be a record year for the company’s concerts business, with global fan attendance projected to grow high-single digits; expectations for adjusted operating income growth for the company’s concerts business in 2026; projected run-rate achievement and IRR for venues opened in 2025; the expectation that large venues opening through new builds and acquisitions planned for 2026 will add five to seven million fans on a run-rate basis, with over half in international markets; anticipated 2026 preopening costs for all venues under development and their projected date for annual run-rate achievement and resulting IRRs; the expectation that both North American and international markets will drive ticketing growth in 2026, with primary fee-bearing GTV anticipated to grow mid to high-single digits with concerts contributing the majority of this growth; the anticipated impact to ticketing adjusted operating income from ongoing initiatives to combat scalpers and bots; upward momentum in 2026 for the company’s sponsorship and advertising business, with adjusted operating income growth expected to be heavily driven by venue portfolio expansion and global festivals; expected full-year 2026 adjusted operating income to free cash flow—adjusted conversion rates; expectations for full-year 2026 capital expenditures and details of anticipated projects; and full-year 2026 expectations for depreciation and amortization expense, interest expense net of interest income, tax expense and cash taxes, accretion expense, noncontrolling interest expense, and share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, and expenses for regulatory compliance matters associated with the provision for (possible) losses arising from certain significant governmental investigations and litigations under ASC 450 - Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 7 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. Except as described above, ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.

Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
	(in thousands except share data)
ASSETS
Current assets
Cash and cash equivalents	$7,094,200	$6,095,424
Accounts receivable, less allowance of $73,912 and $72,663, respectively	2,009,055	1,747,316
Prepaid expenses	1,453,732	1,247,184
Other current assets	417,405	200,213
Total current assets	10,974,392	9,290,137
Property, plant and equipment, net	3,415,771	2,441,872
Operating lease assets	1,869,753	1,618,033
Intangible assets
Definite-lived intangible assets, net	1,078,453	985,812
Indefinite-lived intangible assets, net	369,015	380,558
Goodwill	2,889,178	2,620,911
Long-term advances	631,071	520,482
Other long-term assets	1,684,900	1,780,966
Total assets	$22,912,533	$19,638,771
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,941,389	$1,859,678
Accrued expenses and accounts payable	3,555,811	3,300,312
Deferred revenue	4,461,959	3,721,092
Current portion of long-term debt, net	587,630	260,901
Other current liabilities	482,061	216,297
Total current liabilities	11,028,850	9,358,279
Long-term debt, net	7,612,018	6,177,168
Long-term operating lease liabilities	2,036,974	1,680,266
Other long-term liabilities	415,844	477,763
Commitments and contingent liabilities
Redeemable noncontrolling interests	924,472	1,126,302
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 235,995,577 and 234,771,759 shares issued and 235,421,446 and 234,363,735 shares outstanding in 2025 and 2024, respectively	2,328	2,313
Additional paid-in capital	1,455,925	2,059,746
Accumulated deficit	(1,041,978)	(1,546,819)
Cost of shares held in treasury	(30,396)	(6,865)
Accumulated other comprehensive loss	(114,872)	(335,112)
Total Live Nation stockholders' equity	271,007	173,263
Noncontrolling interests	623,368	645,730
Total equity	894,375	818,993
Total liabilities and equity	$22,912,533	$19,638,771

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024	2023
	(in thousands except share and per share data)
Revenue	$25,201,406	$23,155,625	$22,726,317
Operating expenses:
Direct operating expenses	18,763,356	17,380,866	17,290,718
Selling, general and administrative expenses	4,091,759	4,043,712	3,516,979
Depreciation and amortization	638,872	549,923	516,797
Gain on disposal of operating assets	(18,528)	(11,015)	(13,927)
Corporate expenses	474,730	367,629	330,817
Operating income	1,251,217	824,510	1,084,933
Interest expense	316,033	325,974	350,244
Loss on extinguishment of debt	780	2,563	18,504
Interest income	(150,445)	(156,254)	(237,818)
Equity in losses (earnings) of nonconsolidated affiliates	(3,206)	16,675	5,455
Other expense (income), net	57,528	(103,874)	35,274
Income before income taxes	1,030,527	739,426	913,274
Income tax expense (benefit)	339,787	(391,698)	209,476
Net income	690,740	1,131,124	703,798
Net income attributable to noncontrolling interests	194,768	234,837	146,905
Net income attributable to common stockholders of Live Nation	$495,972	$896,287	$556,893

Basic net income (loss) per common share available to common stockholders of Live Nation	$(0.24)	$2.77	$1.35
Diluted net income (loss) per common share available to common stockholders of Live Nation	$(0.24)	$2.74	$1.34

Weighted average common shares outstanding:
Basic	231,844,300	230,124,255	228,628,390
Diluted	231,844,300	236,352,449	230,977,326

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$495,972	$896,287	$556,893
Accretion of redeemable noncontrolling interests	(550,801)	(258,076)	(247,438)
Net income (loss) available to common stockholders of Live Nation—basic	$(54,829)	$638,211	$309,455
Convertible debt interest, net of tax	—	9,187	—
Net income (loss) available to common stockholders of Live Nation—diluted	$(54,829)	$647,398	$309,455

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024	2023
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$690,740	$1,131,124	$703,798
Reconciling items:
Depreciation	374,301	300,003	266,590
Amortization of definite-lived intangibles	264,571	249,920	250,207
Amortization of non-recoupable ticketing contract advances	88,386	88,717	83,693
Deferred income taxes	(20,502)	(708,570)	(44,018)
Amortization of debt issuance costs and discounts	20,244	17,794	16,884
Provision for uncollectible accounts receivable	30,784	1,002	78,336
Loss on extinguishment of debt	780	2,563	18,504
Stock-based compensation expense	155,219	110,348	115,959
Unrealized changes in fair value of contingent consideration	91,455	(21,721)	40,151
Equity in losses of nonconsolidated affiliates, net of distributions	23,227	32,371	30,522
Gain on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(12,112)	(102,929)	(47,878)
Gain on sale of operating and fixed assets	(20,979)	(7,887)	(2,955)
Other, net	(3,052)	(18,665)	(9,533)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(147,892)	181,430	(525,739)
Increase in prepaid expenses and other assets	(343,315)	(22,192)	(202,834)
Increase (decrease) in accrued expenses, accounts payable and other liabilities	(138,407)	13,782	450,370
Increase in deferred revenue	341,868	478,085	140,917
Net cash provided by operating activities	1,395,316	1,725,175	1,362,974

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(77,636)	(119,213)	(181,801)
Collections of notes receivable	22,855	52,303	17,057
Disposal of operating assets, net of cash sold	25,536	7,373	1,479
Investments made in nonconsolidated affiliates	(38,984)	(45,683)	(54,922)
Purchases of property, plant and equipment	(1,061,705)	(646,634)	(438,604)
Cash paid for acquisition of right-of-use assets	(20,800)	(20,000)	—
Cash paid for acquisitions, net of cash acquired	(80,006)	(98,307)	(17,534)
Purchases of intangible assets	(7,832)	(8,522)	(36,653)
Proceeds (cash derecognized) from sale of investments in nonconsolidated affiliates	(1,363)	19,594	1,524
Other, net	13,485	4,808	13,649
Net cash used in investing activities	(1,226,450)	(854,281)	(695,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt, net of debt issuance costs	3,714,432	1,671,842	1,061,026
Payments on debt including extinguishment costs	(2,049,287)	(1,959,725)	(730,643)
Contributions from noncontrolling interests	34,578	3,000	19,602
Distributions to noncontrolling interests	(250,996)	(245,580)	(239,619)
Purchases of noncontrolling interests, net	(883,634)	(69,935)	(113,768)
Payments for capped call transactions	—	—	(75,500)
Proceeds from exercise of stock options	5,081	26,052	19,264
Taxes paid for net share settlement of equity awards	(126,691)	(59,756)	(9,484)
Common stock repurchases	(23,531)	—	—
Payments for deferred and contingent consideration	(11,785)	(23,733)	(17,757)
Other, net	(1,660)	(715)	(402)
Net cash provided by (used in) financing activities	406,507	(658,550)	(87,281)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	425,504	(345,191)	38,874
Net increase (decrease) in cash, cash equivalents and restricted cash	1,000,877	(132,847)	618,762
Cash, cash equivalents and restricted cash at beginning of period	6,106,109	6,238,956	5,620,194
Cash, cash equivalents and restricted cash at end of period	$7,106,986	$6,106,109	$6,238,956
SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income and capitalized interest	$118,638	$132,758	$57,367
Income taxes, net of refunds	$313,038	$253,652	$175,148